UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2006 (June 1, 2006)

ENERGY TRANSFER PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 1-11727

Delaware	73-1493906
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2838 Woodside Street, Dallas, Texas	75204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 981-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K of Energy Transfer Partners, L.P., filed with the Securities and Exchange Commission on June 2, 2006 (the “Form 8-K”), which reported under Item 2.01 the acquisition of the retail propane operations of Titan Energy Partners LP and Titan Energy GP LLC, pursuant to an Agreement and Plan of Merger dated as of April 19, 2006. This amendment is filed to provide the financial statements and the pro forma financial information required by Item 9.01, and unless set forth below, all previous Items of the Form 8-K are unchanged.

Item 2.01. Completion of Acquisition or Disposition of Assets

On June 1, 2006, we announced that we acquired the propane operations of Titan Energy Partners LP and its general partner, Titan Energy GP LLC (together, “Titan”), consisting of 146 retail locations in high-growth areas in 33 states spanning the United States. The acquisition of Titan adds approximately 331,000 active customers and 1,250 full-time employees to our propane segment and expands our retail propane operations into six additional states and several new operating territories, further reducing the impact adverse weather patterns and economic downturns in any one region may have on our overall operations. The acquisition of Titan also adds the Coast, Synergy, Empire and Economy trade names to our propane business.

In its 2005 fiscal year, Titan sold more than 200 million gallons of propane to over 325,000 customers. Approximately 90% of Titan’s customers are residential customers, accounting for approximately 64% of the total retail gallons sold by Titan. Titan purchases 100% of its propane supply from Enterprise Products Partners L.P. pursuant to the terms of a five-year agreement that expires in 2010. Pursuant to the agreement, Enterprise provides Titan with procurement, logistics, scheduling, monitoring, processing, consulting and risk management services related to the purchasing and distribution of propane, allowing Titan to realize substantial back-office cost savings and the ability to procure propane at attractive prices. In addition, this arrangement has allowed Titan to reduce the amount of working capital normally required to fund inventories on pipelines and in storage facilities. In the event that Enterprise’s performance criteria are not met under the agreement, Titan has the ability to assume supply contracts with other suppliers. We believe that if supplies from Enterprise were interrupted, we would be able to secure adequate propane supplies from other sources without a material disruption of our operations.

The purchase price in the merger was approximately $562 million, including the payoff of long-term debt (net of acquired cash), and is subject to working capital adjustments. The payment of the purchase price was financed through borrowings under our revolving credit facility.

Risk Factors

If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected.

We may be unable to successfully integrate Titan’s operations with our operations and to realize all of the anticipated benefits of the acquisition of Titan.

Integration of Titan with our business and operations will be a complex and time consuming process. Failure to successfully integrate Titan’s operations with our operations in a timely manner may have a material adverse effect on our business, financial condition and results of operations.

The difficulties of combining the businesses include, among other things:

•	operating a significantly larger combined company and integrating additional operations to our existing operations;

•	the necessity of coordinating geographically disparate organizations, systems and facilities;

•	integrating personnel with diverse business backgrounds and organizational cultures; and

•	consolidating corporate and administrative functions.

In addition, we may not realize all of the anticipated benefits from our acquisition of Titan due to a number of potential factors including the impact of competition, fluctuations in markets, higher costs and difficulties in integrating operations.

We will also be exposed to risks that are commonly associated with transactions similar to this acquisition, such as unanticipated liabilities and costs, some of which may be material, and diversion of management’s attention. As a result, the anticipated benefits of the acquisition may not be fully realized, if at all.

Our increased debt level may limit our future financial and operating flexibility.

As of May 31, 2006, we had approximately $2.1 billion of consolidated debt outstanding on a pro forma basis after giving effect to the acquisition of Titan, including the incurrence of additional borrowings related to this acquisition, which indebtedness represented approximately 50% of our total book capitalization as of that date on a pro forma basis. As a result of the acquisition of Titan and the related borrowings under our revolving credit facility, our financial leverage is higher. Our level of indebtedness affects our operations in several ways, including, among other things:

•	a significant portion of our cash flow from operations will be dedicated to the payment of principal and interest on outstanding debt and will not be available for other purposes, including payment of distributions;

•	covenants contained in our existing debt arrangements require us to meet financial tests that may adversely affect our flexibility in planning for and reacting to sudden changes in our business;

•	our ability to obtain additional financing for working capital, capital expenditures, acquisitions and general partnership purposes may be limited;

•	we may be at a competitive disadvantage relative to similar companies that have less debt; and

•	we may be more vulnerable to adverse economic and industry conditions as a result of our debt level.

We may not be able to fully execute our growth strategy if we encounter illiquid capital markets or increased competition for qualified assets.

Our strategy contemplates growth through the development and acquisition of a wide range of midstream, transportation, propane and other energy infrastructure assets while maintaining a strong balance sheet. This strategy includes constructing and acquiring additional assets and businesses to enhance our ability to compete effectively and diversify our asset portfolio, thereby providing more stable cash flow. We regularly consider and enter into discussions regarding, and are currently contemplating, the acquisition of additional assets and businesses, stand alone development projects or other transactions that we believe will present opportunities to realize synergies and increase our market position.

We may require substantial new capital to finance the future development and acquisition of assets and businesses. Limitations on our access to capital will impair our ability to execute this strategy. Expensive capital will limit our ability to develop or acquire accretive assets. We may not be able to raise the necessary funds on satisfactory terms, if at all.

Consistent with our acquisition strategy, we are continuously engaged in discussions with potential sellers regarding the possible acquisition of additional assets or businesses. Such acquisition efforts may involve our participation in processes that involve a number of potential buyers, commonly referred to as “auction” processes, as well as situations where we believe we are the only party or one of a very limited number of potential buyers in negotiations with the potential seller. We can give you no assurance that our current or future acquisition efforts will be successful or that any such acquisition will be completed on terms considered favorable to us.

If we do not make acquisitions on economically acceptable terms, any future growth will be limited.

Our ability to grow and to increase distributions to unitholders is dependent principally on our ability to make acquisitions that are accretive to our distributable cash flow per unit. Our acquisition strategy is based, in part, on our expectation of ongoing divestitures of pipeline assets by large industry participants. A material decrease in such divestitures would limit our opportunities for future acquisitions and could adversely affect our operations and cash flows available for distribution to our unitholders.

In addition, we may be unable to make such accretive acquisitions for any of the following reasons, among others:

•	because we are unable to locate attractive acquisition candidates or negotiate acceptable purchase contracts with them;

•	because we are unable to raise financing for such acquisitions on economically acceptable terms; or

•	because we are outbid by competitors, some of which may be substantially larger than us or have greater financial resources and lower costs of capital than we do.

Furthermore, even if we consummate acquisitions that we believe will be accretive, they may in fact result in no increase or even a decrease in distributable cash flow per unit. Any acquisition involves potential risks, including risks that we may:

•	fail to realize anticipated benefits, such as new customer relationships, cost-savings or cash flow enhancements;

•	decrease our liquidity by using a significant portion of our available cash or borrowing capacity to finance acquisitions;

•	significantly increase our interest expense or financial leverage if we incur additional debt to finance acquisitions;

•	encounter difficulties operating in new geographic areas or new lines of business;

•	incur or assume unanticipated liabilities, losses or costs associated with the business or assets acquired for which we are not indemnified or for which the indemnity is inadequate;

•	be unable to hire, train or retrain qualified personnel to manage and operate our growing business and assets;

•	less effectively manage our historical assets, due to the diversion of management’s attention from other business concerns;

•	incur other significant charges, such as impairment of goodwill or other intangible assets, asset devaluation or restructuring charges.

If we consummate future acquisitions, our capitalization and results of operations may change significantly. As we determine the application of our funds and other resources, you will not have an opportunity to evaluate the economics, financial and other relevant information that we will consider.

On June 1, 2006, we consummated the acquisition of Titan for a purchase price of approximately $562 million (net of acquired cash), including the payoff of long-term debt (net of acquired cash), and subject to working capital adjustments. The payment of the purchase price initially was financed through borrowings under our revolving credit facility. We may be exposed to some or all of the risks described above in connection with the acquisition of Titan.

We encounter competition from other propane companies.

Our propane business competes with a number of large and regional propane companies, and several thousand small independent propane companies. Because of the relatively low barriers to entry into the retail propane market, there is potential for small independent propane retailers, as well as other companies that may not currently be engaged in retail propane distribution, to compete with our retail outlets. As a result, we are always subject to the risk of additional competition in the future. Generally, warmer-than-normal weather further intensifies competition. Most of our propane retail branch locations compete with several other marketers or distributors in their service areas. The principal factors influencing competition with other retail propane marketers are:

•	price,

•	reliability and quality of service,

•	responsiveness to customer needs,

•	safety concerns,

•	long-standing customer relationships,

•	the inconvenience of switching tanks and suppliers, and

•	the lack of growth in the industry.

Since weather conditions may adversely affect demand for propane, our financial condition is vulnerable to warm winters.

Weather conditions have a significant impact on the demand for propane for heating purposes because the majority of our customers rely heavily on propane as a heating fuel. Typically, we sell approximately two-thirds of our retail propane volume during the peak-heating season of October through March. Our results of operations can be adversely affected by warmer winter weather which results in lower sales volumes. In addition, to the extent that warm weather or other factors adversely affect our operating and financial results, our access to capital and our acquisition activities may be limited. Variations in weather in one or more of the regions where we operate can significantly affect the total volume of propane that we sell and the profits realized on these sales. Agricultural demand for propane may also be affected by the weather, including periods of unseasonably cold or hot periods or dry weather conditions which may impact agricultural operations.

Sudden and sharp propane price increases that cannot be passed on to customers may adversely affect our profit margins.

The propane industry is a “margin-based” business in which gross profits depend on the excess of sales prices over supply costs. As a result, our profitability is sensitive to changes in energy prices, and in particular, changes in wholesale prices of propane. When there are sudden and sharp increases in the wholesale cost of propane, we may not be able to pass on these increases to our customers through retail or wholesale prices. Propane is a commodity and the price we pay for it can fluctuate significantly in response to changes in supply or other market conditions over which we have no control. In addition, the timing of cost pass-throughs can significantly affect margins. Sudden and extended wholesale price increases could reduce our gross profits and could, if continued over an extended period of time, reduce demand by encouraging our retail customers to conserve their propane usage or convert to alternative energy sources.

Our results of operations could be negatively impacted by price and inventory risk related to our propane business and management of these risks.

We generally attempt to minimize our cost and inventory risk related to our propane business by purchasing propane on a short-term basis under supply contracts that typically have a one-year term and at a cost that fluctuates based on the prevailing market prices at major delivery points. In order to help ensure adequate supply sources are available during periods of high demand, we may purchase large volumes of propane during periods of low demand or low price, which generally occur during the summer months, for storage in our facilities, at major storage facilities or for future delivery. This strategy may not be effective in limiting our cost and inventory risks if, for example, market, weather or other conditions prevent or limit the delivery of physical product during periods of peak demand. If the market price falls below the cost at which we made such purchases, it could adversely affect our profits.

Some of our propane sales are pursuant to commitments at fixed prices. To mitigate the price risk related to our anticipated sales volumes under the commitments, we may purchase and store physical product and/or enter into fixed price over-the-counter energy commodity forward contracts and options. Generally, over-the-counter energy commodity forward contracts have terms of less than one year. We enter into such contracts and exercise such options at volume levels that we believe are necessary to manage these commitments. The risk management of our inventory and contracts for the future purchase of propane could impair our profitability if the customers do not fulfill their obligations.

We also engage in other trading activities, and may enter into other types of over-the-counter energy commodity forward contracts and options. These trading activities are based on our management’s estimates of future events and prices and are intended to generate a profit. However, if those estimates are incorrect or other market events outside of our control occur, such activities could generate a loss in future periods and potentially impair our profitability.

We are dependent on our principal propane suppliers, which increases the risk of an interruption in supply.

During fiscal 2005, we purchased approximately 23.7% of our propane from Enterprise Products Operating L.P., approximately 20.6% of our propane from Dynegy Liquids Marketing and Trade and approximately 23.0% of our propane from MP Energy, the Canadian partnership in which we own a 60% interest. In addition, Titan purchases 100% of its propane from Enterprise pursuant to an agreement that expires in 2010. If supplies from these sources were interrupted, the cost of procuring replacement supplies and transporting those supplies from alternative locations might be materially higher and, at least on a short-term basis, margins could be adversely affected. Supply from Canada is subject to the additional risk of disruption associated with foreign trade such as trade restrictions, shipping delays and political, regulatory and economic instability.

Historically, a substantial portion of the propane we purchase has originated from one of the industry’s major markets located in Mont Belvieu, Texas and has been shipped to us through major common carrier pipelines. Any significant interruption in the service at Mont Belvieu or other major market points, or on the common carrier pipelines we use would adversely affect our ability to obtain propane.

Competition from alternative energy sources may cause us to lose propane customers, thereby reducing our revenues.

Competition in our propane business from alternative energy sources has been increasing as a result of reduced regulation of many utilities. Propane is generally not competitive with natural gas in areas where natural gas pipelines already exist because natural gas is a less expensive source of energy than propane. The gradual expansion of natural gas distribution systems and the availability of natural gas in many areas that previously depended upon propane could cause us to lose customers, thereby reducing our revenues. Fuel oil also competes with propane and is generally less expensive than propane. In addition, the successful development and increasing usage of alternative energy sources could adversely affect our operations.

Energy efficiency and technological advances may affect the demand for propane and adversely affect our operating results.

The national trend toward increased conservation and technological advances, including installation of improved insulation and the development of more efficient furnaces and other heating devices, has decreased the demand for propane by retail customers. Stricter conservation measures in the future or technological advances in heating, conservation, energy generation or other devices could adversely affect our operations.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

The consolidated balance sheet of Titan Energy Partners LP as of June 30, 2005 and the related audited consolidated statements of operations, cash flows and changes in partners’ capital for the period from December 20, 2004 through June 30, 2005 (successor company) and for the period from July 1, 2004 through December 19, 2004 (predecessor company), together with the audit report thereon, and the unaudited condensed consolidated balance sheet as of March 31, 2006 and the unaudited condensed consolidated statements of operations, cash flows, and changes in partners’ capital for the nine months ended March 31, 2006 (successor company) and the period of December 20, 2004 through March 31, 2005 (successor company) and the period of July 1, 2004 through December 19, 2004 (predecessor company) are filed as Exhibit 99.2 to this Current Report.

(b) Pro forma financial information.

The unaudited pro forma consolidated balance sheet as of May 31, 2006, and the unaudited pro forma consolidated statements of operations for the year ended August 31, 2005 and the nine months ended May 31, 2006 of Energy Transfer Partners, L.P. and the related notes are filed as Exhibit 99.3 to this Current Report.

(c) Exhibits. The following exhibits are being furnished herewith:

Exhibit 23.1 - Consent of PricewaterhouseCoopers LLP.

Exhibit 99.1 - Press Release of the Registrant dated June 1, 2006 (previously filed as a part of this Current Report on Form 8-K filed on June 2, 2006).

Exhibit 99.2 - Consolidated balance sheet of Titan Energy Partners LP as of June 30, 2005 and the related audited consolidated statements of operations, cash flows and changes in partners’ capital for the period from December 20, 2004 through June 30, 2005 (successor company) and for the period from July 1, 2004 through December 19, 2004 (predecessor company), together with the audit report thereon, and the unaudited condensed consolidated balance sheet as of March 31, 2006 and the consolidated condensed statements of operations, cash flows, and changes in partners’ capital for the nine months ended March 31, 2006 (successor company) and the period of December 20, 2004 through March 31, 2005 (successor company) and the period of July 1, 2004 through December 19, 2004 (predecessor company).

Exhibit 99.3 - The unaudited pro forma consolidated balance sheet as of May 31, 2006, and the unaudited pro forma consolidated statements of operations for the year ended August 31, 2005 and the nine months ended May 31, 2006 of Energy Transfer Partners, L.P. and the related notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

	By:	Energy Transfer Partners GP, L.P., General Partner
	By:	Energy Transfer Partners, L.L.C., General Partner

Date: July 21, 2006	By:	/s/ Ray C. Davis
Ray C. Davis
Co-Chief Executive Officer

	By:	/s/ Kelcy L Warren
Kelcy L. Warren
Co-Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 23.1	Consent of PricewaterhouseCoopers LLP.

Exhibit 99.1	Press Release of the Registrant dated June 1, 2006 (previously filed as a part of this Current Report on Form 8-K filed on June 2, 2006).

Exhibit 99.2	Consolidated balance sheet of Titan Energy Partners LP as of June 30, 2005 and the related audited consolidated statements of operations, cash flows and changes in partners’ capital for the period from December 20, 2004 through June 30, 2005 (successor company) and for the period from July 1, 2004 through December 19, 2004 (predecessor company), together with the audit report thereon, and the unaudited condensed consolidated balance sheet as of March 31, 2006 and the consolidated condensed statements of operations, cash flows, and changes in partners’ capital for the nine months ended March 31, 2006 (successor company) and the period of December 20, 2004 through March 31, 2005 (successor company) and the period of July 1, 2004 through December 19, 2004 (predecessor company).

Exhibit 99.3	The unaudited pro forma consolidated balance sheet as of May 31, 2006, and the unaudited pro forma unaudited pro forma consolidated statements of operations for the year ended August 31, 2005 and the nine months ended May 31, 2006 of Energy Transfer Partners, L.P. and the related notes.